SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 0r 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 12, 2002


                                  ICONET, INC.
                                      F/K/A
                     DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


            NEVADA                                                86-0891931
_______________________________                              ___________________
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


             8 Gaucho Drive
    Rolling Hills Estates, California                                   90274
________________________________________                              __________
(Address of principal executive offices)                              (Zip Code)


        Registrants telephone number, including area code (416) 682-9255
                                                          ______________


                       Commission File Number: 000 - 28481
                                               ___________


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ITEM 2.  ACQUISITION OF ASSETS.

         On June 12, 2002, the Company entered into an Option to Purchase 100% interest in 21 mining claims situated in Langmuir Township, Porcupine Mining Division, Ontario, Canada, from Sea Emerald Development Corp., a Canadian corporation ("Sea Emerald"). Consideration for the Option was $10.00, and the exercise price for 100% interest in the 21 mining claims is 10,000,000 shares of the Company's restricted Common Stock.

         Pursuant to the terms of the Agreement, a copy of which is included as an exhibit to this Form 8-K, the Company is required to issue 2,000,000 of the 10,000,000 shares to Sea Emerald within 5 business days from the date of the Agreement, and 2,000,000 shares at six-month intervals, commencing six months from the date of the Agreement. The Company must issue the full 10,000,000 shares in order to acquire any interest in or title to the 21 claims. In addition, the Company is obligated to pay Sea Emerald a royalty equal to 5% of Net Smelter Returns ("NSR") from production from the claims. The Company has an option to buy back from Sea Emerald up to a maximum of 2% of the NSR, leaving Sea Emerald with a 3% NSR. The buy-back price is Cdn$1,000,000 per 1% NSR. If the Company has not commenced production from the claims and has not exercised its buy-back right for 2% NSR on or before June 12, 2006, then the Company is obligated to commence payment of a minimum advance royalty of US$50,000.00 per year, commencing June 13, 2006.

         The amount of the consideration for the Option was nominal and customary in the mining industry, and the amount of the consideration for exercise of the Option was determined based on what the parties believed, given the limited information and data available on the 21 mining claims, was a fair option exercise price for the claims, giving due consideration to the market price of the Company's Common Stock and the subjective estimation of the present value of the 21 claims.

         There is no material relationship between Sea Emerald, and the Company or any of the Company's affiliates, or any director or officer of the Company, or any associate of any director or officer of the Company. The source of the shares for exercise of the Option will be from the authorized, but unissued shares of the Company's Common Stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, THE REGISTRANT has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                /s/ RANDY MILLER
                                ___________________________
                                    Randy Miller, President


Date: June 14, 2002


EXHIBITS TO THIS REPORT

1. Exhibit 99- Option Agreement, dated June 12, 2002